As filed with the Securities and Exchange Commission on April 29, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE SHERWIN-WILLIAMS COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0526850 (I.R.S. Employer Identification No.)

101 West Prospect Avenue, Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)

THE SHERWIN-WILLIAMS COMPANY
2006 EQUITY AND PERFORMANCE INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF APRIL 21, 2010)
(Full title of the plan)

L. E. Stellato
Senior Vice President, General Counsel and Secretary
The Sherwin-Williams Company
101 West Prospect Avenue
Cleveland, Ohio 44115
(216) 566-2000
(Name and Address, including Zip Code, and
Telephone Number, Including Area Code, of Agent for Service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered (1)	registered (1)	share (2)	price (2)	registration fee
Common Stock, par value $1.00 per share	9,200,000 Shares	$76.33	$702,236,000	$50,069.43

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (as amended and restated as of April 21, 2010) as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 22, 2010.

PART II
Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23(a)
EX-24(a)
EX-24(b)

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed by The Sherwin-Williams Company, an Ohio corporation (the “Company” or the “Registrant”), to register an additional 9,200,000 shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), issuable under The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (as amended and restated as of April 21, 2010) (the “Plan”). The Plan was approved by the Company’s shareholders on April 20, 2010. In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 registering 10,000,000 shares of Common Stock issuable under the Plan previously filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2006 (Commission File No. 333-133419) are incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents previously filed by the Company with the SEC are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on February 24, 2010;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 filed with the SEC on April 28, 2010;
(3)	The Company’s Current Reports on Form 8-K filed with the SEC on January 11, 2010, February 17, 2010, March 16, 2010 and April 26, 2010; and
(4)	The description of the Company’s Common Stock included in the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2004, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company and the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference in this Registration Statement.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.
     L. E. Stellato, Senior Vice President, General Counsel and Secretary of the Company, is passing on certain legal matters regarding the shares of Common Stock being registered pursuant to this Registration Statement. Mr. Stellato is a full-time employee of the Company, owns shares of the Company’s Common Stock and is eligible to participate in various stock-based employee benefit plans, including the Plan.

Item 8.	Exhibits.
     The exhibits listed in the Exhibit Index appearing on page II-5 are filed herewith or are incorporated by reference to other filings.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 29th day of April, 2010.

THE SHERWIN-WILLIAMS COMPANY
By:	/s/ L. E. Stellato
L. E. Stellato
Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 29th day of April, 2010.

Signature	Title

*C. M. Connor C. M. Connor	Chairman and Chief Executive Officer, Director (Principal Executive Officer)

*S. P. Hennessy S. P. Hennessy	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)

*J. L. Ault J. L. Ault	Vice President-Corporate Controller (Principal Accounting Officer)

*A. F. Anton A. F. Anton	Director

*J. C. Boland J. C. Boland	Director

*D. F. Hodnik D. F. Hodnik	Director

*T. G. Kadien T. G. Kadien	Director

*S. J. Kropf S. J. Kropf	Director

Signature	Title

*G. E. McCullough G. E. McCullough	Director

*A. M. Mixon, III A. M. Mixon, III	Director

*C. E. Moll C. E. Moll	Director

*R. K. Smucker R. K. Smucker	Director

*J. M. Stropki, Jr. J. M. Stropki, Jr.	Director

*	The undersigned, by signing his name hereto, does sign this Registration Statement on behalf of the designated Officers and Directors of The Sherwin-Williams Company pursuant to Powers of Attorney executed on behalf of each of such officers and directors that are filed as exhibits hereto.

By:	/s/ L. E. Stellato	April 29, 2010

L. E. Stellato, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Exhibit Description
4	(a)
Amended and Restated Articles of Incorporation of the Company, as amended through July 26, 2006, filed as Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and incorporated herein by reference.

4	(b)	Regulations of the Company, as amended and restated April 28, 2004, filed as Exhibit 3 to the Company’s Current Report on Form 8-K dated June 10, 2004, and incorporated herein by reference.

5		Opinion of L. E. Stellato, General Counsel for the Company (filed herewith).

23	(a)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23	(b)	Consent of L. E. Stellato (set forth in his opinion filed herewith as Exhibit 5).

24	(a)	Powers of Attorney (filed herewith).

24	(b)	Certified Resolutions Authorizing Signature by Power of Attorney (filed herewith).

99
The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 21, 2010) filed as Exhibit 10(a) to the Company’s Current Report on Form 8-K dated April 20, 2010, and incorporated herein by reference.